Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
For Tender Of Any And All Outstanding
3.625% Senior Notes due 2022

of

ESSEX PORTFOLIO, L.P.
Pursuant to the Prospectus Dated ______, 2013

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____ , 2013, UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Hand, Overnight Delivery or Mail	By Facsimile Transmission
(Registered or Certified Mail Recommended):	(for eligible institutions only):

West Side Flats Operations Center 60 Livingston Avenue St. Paul, MN 55107 Attn.: Specialized Finance	(651) 466-7372

For Information Call:
(800) 934-6802

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if (1) certificates for Essex Portfolio, L.P.’s 3.625% Senior Notes due 2022 (the “private notes”) are not immediately available, (2) private notes, the letter of transmittal, and all other required documents cannot be delivered to the exchange agent prior to the expiration date, or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand, or overnight courier to the exchange agent prior to the expiration date. See “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Essex Portfolio, L.P. (“Essex”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of private notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer — Procedures for Tendering – Guaranteed Delivery.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to Essex with respect to the private notes tendered pursuant to the exchange offer.

The undersigned understands that tenders of the private notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. The undersigned also understands that tenders of the private notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of private notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The Exchange Offer — Withdrawal of Tenders.”

The undersigned understands that the exchange of any exchange notes for private notes will be made only after timely receipt by the exchange agent of (1) the certificates of the tendered private notes, in proper form for transfer (or a book-entry confirmation of the transfer of such private notes into the exchange agent’s account at The Depository Trust Company), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

X		Date:

X		Address:
Signature(s) of Registered Holder(s) or
	Authorized Signatory or Beneficial Holder Shown on DTC Security Position Listing	Area Code and Telephone No.:

Name(s) of Registered Holder(s) (if private notes not being delivered by book-entry transfer):

Principal Amount of Private Notes
Tendered*:

Certificate No.(s) of Private Notes (if available) (if private notes not being delivered by book-entry transfer):

* Must be in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof.

If private notes will be delivered by book-entry transfer provide information below:

Name of Tendering Exchange Offer Participant Shown on DTC Security Position Listing:

Participant Account No. with The Depository Trust Company ("DTC"):

Transaction Code Number (as applicable):

DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. CERTIFICATES FOR PRIVATE NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for private notes or on a DTC security position listing as beneficial owner of private notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
Capacity:
Address(es):

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” meeting the requirements of the registrar for the private notes, which requirements include membership or participation in the Securities Transfer Agents Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the private notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the private notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery”), and that the exchange agent will receive (a) such private notes, or a book-entry confirmation of the transfer of such private notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and private notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:
Authorized Signature:
Title:
Address:
Area Code and Telephone Number:

Dated: ___________________, 2013